                           [TRIMAS CORPORATION LOGO]

                    A Heartland Industrial Partners' Company

                           2005 SECOND QUARTER REVIEW
                                  EARNINGS CALL

                                 AUGUST 9, 2005

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                      Innovation o Industry o Growth

                              SAFE HARBOR STATEMENT

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This document contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. The words "estimates,"
"expects," "anticipates," "projects," "plans," "intends," "believes,"
"forecasts," or future or conditional verbs, such as "will," "should," "could,"
or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                                     AGENDA

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o    2005 Second Quarter Financial Highlights

o    2005 Second Quarter Operating Highlights

o    2005 Second Quarter Financial Performance

o    TriMas Capitalization

o    TriMas Corporation - 2005 Focus and Priorities

o    Q&A

o    Appendix

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER FINANCIAL HIGHLIGHTS

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o    TriMas had sales of $294.6 million in the quarter, representing an increase of $10.4 million or 3.7% over Q2 2004. Excluding steel surcharges recovered from customers, we estimate sales increased 1% over second quarter 2004.

     o    Net sales at Cequent Transportation Accessories decreased 5.5%
          compared to the prior year, from $150.6 million in second quarter 2004 to $142.4 million in second quarter 2005.

     o    With the exception of Cequent Transportation Accessories, each of our other business segments had year-over-year revenue growth in the quarter reflecting the benefit of new product introductions, market share gains and overall economic expansion.

     o    Sales levels at Rieke, Industrial Specialties and Fastening Systems
          increased 1.5%, 25.8% and 5.8%, respectively.

o    Adjusted EBITDA within the quarter was $35.6 million, representing a decrease of $5.2 million or 12.8% compared to Q2 2004.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER FINANCIAL HIGHLIGHTS

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o    The Company reported Q2 2005 operating income of $27.8 million, a decrease of $3.1 million compared to operating income of $30.9 million in Q2 2004.

     o    The impact of reduced sales volumes and increasing material costs, principally in Cequent's Towing and Consumer Products business units more than offset the continued strong earnings performance in our
          Industrial Specialties and Fastening Systems business segments.

     o    Labor, variable and fixed costs during the quarter were reduced approximately $8.8 million versus second quarter 2004.

     o    Expenses related to plant consolidation and restructuring activities decreased $3.0 million to $1.4 million in second quarter 2005 compared to $4.4 million in the same period a year ago.

o    Second quarter 2005 net income was $4.1 million or $0.20 per share versus net income of $9.0 million or $0.44 per share in the year ago period.

     o    Increased borrowing costs ($2.6 million) and currency exchange losses
          ($1.7 million) on inter-company loans denominated in foreign currencies, net of related tax effects, contributed to the decline in net income between years.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER FINANCIAL HIGHLIGHTS

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o    Total debt and securitization at June 30, 2005 was $783.9 million, a decrease of approximately $30 million and $24 million, respectively, compared to March 31, 2005 and June 30, 2004.

     o    Due principally to aggressive collection of receivables and deferral of payables payments to the trades during the quarter.

     o    TriMas finished the quarter with $182.6 million net operating working capital or 15.5% of sales. Although improvements were achieved during the quarter, we continue to believe working capital can be improved via better inventory management, principally within Cequent.

o    The Company's Bank LTM EBITDA was $145.1 million which supported our lending ratios:

     o    Leverage ratio was 5.40x vs. leverage covenant of 5.50x.

     o    Interest coverage ratio was 2.10x vs. interest coverage covenant of
          2.00x.

o    TriMas had $3.9 million in cash at quarter end and $18.3 million in available liquidity under our revolving credit agreement.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                       CEQUENT TRANSPORTATION ACCESSORIES

o    Second quarter 2005 sales decreased $8.2 million to $142.4 million, or
     5.5%, from $150.6 million reported in the prior year. Excluding the impacts of steel and the favorable effects of currency, sales in the quarter decreased 9.9%.

     o    Cequent experienced lower demand for towing products in the wholesale distributor and installer markets due to high inventory levels in the channels.

     o    Significant competitive pricing pressures impacted margins across all our channels, but especially retail.

     o    Earnings deterioration is a result of volume decline, pricing pressures, insufficient recovery of steel and other material cost increases via pricing, and excessive overhead costs.

o    Adjusted EBITDA in Q2 2005 decreased $13.1 million to $14.8 million from
     $27.8 million in Q2 2004.

o    Quarterly operating profit was $10.5 million (7.4% of sales) compared to
     $22.9 million (15.2% of sales) in the year ago period.

o    Continued pricing pressure is expected as market demand remains flat and increased competition from Southeast Asia continues in many of our product categories.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                       CEQUENT TRANSPORTATION ACCESSORIES

o    The volatility within Cequent's business has:

     o    Compressed TriMas' available liquidity

     o    Masked the positive earnings growth within our other businesses

     o    Driven us to take decisive action

o    Within the second quarter, TriMas initiated the following actions which will drive both improved performance and reduce volatility within Cequent:

     o    Removed a layer of management

     o    Eliminated 87 salaried positions

     o    Initiated closure of two plants

     o    Initiated simplification of distribution systems

     o    Initiated SKU reduction program

     o    Began customer and product line profitability reviews

     o    Initiated customer performance feedback via senior management

o    We believe the Cequent businesses, via these initiatives will positively work through the convergence of material price increases and unit volume reductions and regain earnings momentum.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                             RIEKE PACKAGING SYSTEMS

o    Net sales for the quarter were $35.2 million, up 1.5% compared to second quarter 2004.

o    In the second quarter 2005, core product sales decreased 5.9%, while sales of new specialty dispensing products increased $2.3 million in second quarter 2005 to $6.7 million compared to $4.4 million in Q2 2004.

o    Adjusted EBITDA in Q2 2005 decreased $2.2 million to $9.4 million from
     $11.6 million in Q2 2004.

o    Operating income for second quarter 2005 declined 8.6%, or $0.8 million, to
     $8.5 million (24.2% of sales) from $9.3 million (26.8% of sales) in second quarter 2004.

     o    The decrease in operating profits and EBITDA between years is due to steel cost recovery issues for certain products in Europe and a non-recurring tooling related investment for a strategic product line.

o    Rieke expects positive earnings momentum for the remainder of 2005.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                               FASTENING SYSTEMS

o    Q2 2005 sales increased 5.8% or $2.1 million to $39.1 million from $37.0 million in Q2 2004. Excluding steel price increases recovered from customers, sales were approximately flat compared to the year ago period.

o    Sales within our aerospace fasteners business during the quarter improved
     32.2% compared to second quarter 2004 due to an overall increase in the commercial and business jet build rates in 2005, and as a result of manufacturers and distributors buying to replenish inventory levels.

     o    Our order backlog for aerospace fasteners at quarter end approximated
          $18.0 million compared to $12 million at the end of 2004 and 2003.

o    Excluding steel price increases recovered from customers, sales of industrial fasteners in the quarter declined approximately 10.7% or $2.9 million compared to the second quarter 2004.

     o    Manufacturing activity levels declined in Q2 2005 as major customers adjust inventory levels, partially in response to the high volume of units shipped during the first quarter.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

                                                                              10

                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                                FASTENING SYSTEMS

o    Adjusted EBITDA in the quarter was $4.5 million compared to a negative $1.2 million in Q2 2004.

     o    Overall, the group expects to recover approximately 90% of increased steel costs via pricing and surcharges over the remainder of 2005.

o    Operating profit improved $5.8 million to $3.0 million from an operating loss of $2.8 million in second quarter 2004.

     o    Costs associated with Lake Erie Products' restructuring activities decreased $1.8 million between years as the consolidation of our
          Lakewood facility into our Frankfort facility was essentially completed in Q4 2004.

o    These companies expect continued earnings momentum across 2005.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                             INDUSTRIAL SPECIALTIES

o    Net sales for Q2 2005 were $77.9 million, an increase of 25.8% compared to the same period a year ago driven by new product introductions, market share gains and economic expansion.

     o    Sales of Arrow's engines and replacement parts increased 61.5% versus the year ago period as it benefited from high levels of drilling activity in the U.S. and Canada due to high oil and natural gas prices.

     o    Norris Cylinder sales increased 31.9% as adjusted for steel over Q2
          2004 with a strong backlog.

     o    Sales within our Lamons specialty gasket business increased 10.9%
          compared to second quarter 2004 as a result of significant oil refinery "turnaround" activity at several major customers.

     o    Compac's sales in the quarter increased 9% compared to Q2 2004 due to the strength in residential building and improved recovery from customers of material cost increases.

     o    Precision Tool is beginning to see real growth in its strategic initiative of selling into the specialty medical equipment market.
          This is partially offset by weaker demand for standard products, particularly in the automotive segment.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                    2005 SECOND QUARTER OPERATING HIGHLIGHTS

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                             INDUSTRIAL SPECIALTIES

o    Adjusted EBITDA for the quarter was $11.9 million compared to $8.6 in the period a year ago.

o    Operating income for the quarter increased 48.1% to $10.0 million or 12.9%
     of sales, from $6.8 million or 10.9% of sales in the year ago period as the group benefited from higher sales volumes during the quarter.

o    This group of companies expects continued earnings momentum across 2005.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

                                                                              13

                    2005 SECOND QUARTER FINANCIAL PERFORMANCE

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

($ in millions)                                   THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                  ---------------------------   ---------------------------
                                                   2005    2004(1)   Variance    2005    2004(1)   Variance
                                                  ------   -------   --------   ------   -------   --------

NET SALES
Cequent Transportation Accessories ............   $142.4    $150.6      (5.4%)  $283.0    $280.1       1.0%
Rieke Packaging Systems .......................     35.2      34.7       1.5%     69.3      65.1       6.5%
Fastening Systems .............................     39.1      37.0       5.8%     83.3      75.6      10.2%
Industrial Specialties ........................     77.9      61.9      25.8%    151.8     124.3      22.1%
                                                  ------    ------     -----    ------    ------     -----
   Total Net Sales ............................   $294.6    $284.2       3.7%   $587.4    $545.1       7.8%

OPERATING PROFIT
Cequent Transportation Accessories ............   $ 10.5    $ 22.9     (54.3%)  $ 22.8    $ 36.7     (38.0%)
Rieke Packaging Systems .......................      8.5       9.3      (8.6%)    15.8      15.3       3.4%
Fastening Systems .............................      3.0      (2.8)    207.1%      3.8      (4.4)    187.8%
Industrial Specialties ........................     10.0       6.8      48.1%     18.5      14.5      28.2%
Corporate .....................................     (4.2)     (5.3)     20.3%     (9.9)    (11.1)      1.0%
                                                  ------    ------     -----    ------    ------     -----
   Total Operating Profit .....................   $ 27.8    $ 30.9     (10.0%)  $ 51.0    $ 51.0       0.0%
      % Margin ................................      9.4%     10.9%     (1.4%)     8.7%      9.4%     (0.7%)

ADJUSTED EBITDA (2)
Cequent Transportation Accessories ............   $ 14.8    $ 27.8     (46.8%)  $ 31.6    $ 46.1      31.3%
Rieke Packaging Systems .......................      9.4      11.6     (19.0%)    18.8      20.0       6.3%
Fastening Systems .............................      4.5      (1.2)    486.3%      6.9      (1.1)    718.9%
Industrial Specialties ........................     11.9       8.6      38.4%     22.2      18.1      23.1%
                                                  ------    ------     -----    ------    ------     -----
   SEGMENT ADJUSTED EBITDA ....................   $ 40.6    $ 46.8     (13.2%)  $ 79.5    $ 83.1      (4.3%)
      % Margin ................................     13.8%     16.5%     -2.7%     13.5%     15.2%     -1.7%
Corporate office, management fee and other ....     (5.0)     (6.0)     16.7%    (11.3)    (12.2)      7.4%
                                                  ------    ------     -----    ------    ------     -----
   TOTAL COMPANY ADJUSTED EBITDA ..............   $ 35.6    $ 40.8     (12.8%)  $ 68.2    $ 70.9      (3.8%)
                                                  ------    ------     -----    ------    ------     -----
      % Margin ................................     12.1%     14.4%     -2.3%     11.6%     13.0%     -1.4%

MEMO ITEMS:
Restructuring, consolidation and integration
   costs (3) ..................................   $ (1.4)   $ (4.4)   $  3.0    $ (3.0)   $ (9.8)   $  6.8
                                                  ------    ------     -----    ------    ------     -----
Asbestos litigation defense costs .............   $ (0.5)   $   --    $ (0.5)   $ (0.9)   $   --    $ (0.9)
                                                  ------    ------     -----    ------    ------     -----


(1)  Reflects financial results for the quarter ended June 30, 2004, as restated
     in November 2004.

(2)  The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines
     "Adjusted EBITDA" as net income before interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, non-cash losses on sale-leaseback of property and equipment, legacy restricted stock award expense, and write-off of equity offering costs.

(3)  Represents certain charges related to our consolidation, restructuring and integration activities intended to eliminate duplicative costs or achieve cost efficiencies related to integrating acquisitions or other restructurings related to expense reduction efforts. These costs and asbestos litigation defense costs are not eliminated in the determination of Company Adjusted EBITDA, however we would exclude these costs to better evaluate our underlying business performance.

                                                                              14

                              TRIMAS CAPITALIZATION

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                                                         JUNE 30,   DECEMBER 31,
($ in millions)                                            2005         2004
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Cash and Cash Equivalents ............................   $    3.9     $    3.1
--------------------------------------------------------------------------------
Working Capital Revolver .............................   $    8.0     $   12.8
Term Loan B ..........................................      287.4        288.9
Other Debt ...........................................         --          0.1
                                                         --------     --------
   Subtotal, Senior Secured Debt .....................      295.4        301.8

9.875% Senior Sub Notes due 2012 .....................      436.3        436.2
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   Total Debt ........................................   $  731.7     $  738.0
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   Total Shareholders' Equity ........................   $  403.4     $  405.2
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   Total Capitalization ..............................   $1,135.1     $1,143.2
--------------------------------------------------------------------------------
Memo: A/R Securitization .............................   $   52.2     $   48.0
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   Total Debt + A/R Securitization ...................   $  783.9     $  786.0
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KEY RATIOS:
Bank LTM EBITDA ......................................   $  145.1     $  154.9
Coverage Ratio .......................................      2.10x        2.41x
Leverage Ratio .......................................      5.40x        5.08x
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SECOND QUARTER 2005 UPDATE

o    TriMas had $3.9 million of cash and cash equivalents at June 30, 2005.

o    The Credit Agreement leverage ratio was 5.40x at June 30, 2005 compared to
     5.45x at March 31, 2005 and 5.08x at December 31, 2004.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

                                                                              15

                 TRIMAS CORPORATION - 2005 FOCUS AND PRIORITIES

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o    TriMas is forecasting solid year-over-year earnings growth in Industrial
     Specialties, Fastening Systems and Rieke.

o    We expect 12 of our 14 business units to have positive earnings growth over
     2004.

o    TriMas' earnings issues are within Cequent Transportation Accessories. As a group, Cequent is focused on:

     o    Lowering its fixed cost base

          o    Reducing selling, general and administrative expense

          o    Shrinking the group's manufacturing and distribution footprint

          o    Fully utilizing our low cost Mexican operations

     o    Lowering its variable cost

          o    Reducing SKU complexity

          o    Driving off-shore purchasing initiatives

          o    Reducing labor

     o    Driving customer performance

          o    Focus on order fill

          o    Providing "fighting" brands to the channels that want them

     o    Positioning Cequent to be more flexible and more profitable

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                 TRIMAS CORPORATION - 2005 FOCUS AND PRIORITIES

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o    All discretionary spending is on hold.

o    All capital spending is required to be approved by the CEO & CFO.

o    Be smart about managing earnings volatility - we have real momentum in 12 of our 14 businesses. Lean vs. Dis-enable.

IN SUMMARY.........

o    Initiatives are being implemented that will drive an estimated $15 million of annual costs from the business and $10 million of additional pricing.

o    Working capital reductions and free cash flow will drive an expected $35 million of debt reduction by year end.

o    TriMas businesses in aggregate are in solid shape, but we need to drive better "outlook" capabilities within our Cequent Towing Products and
     Consumer Products businesses. The response to the current earnings "drag"
     within Q2 will make the businesses within Cequent leaner but stronger!

o    TriMas has too much debt. Free cash flow is our focus.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

                                                                              17

                           [TRIMAS CORPORATION LOGO]

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                                     Q & A
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                      Innovation o Industry o Growth

                           [TRIMAS CORPORATION LOGO]

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                                    APPENDIX
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                      Innovation o Industry o Growth

                             CONDENSED BALANCE SHEET

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(unaudited - in millions)

                                                             JUNE 30,   DEC. 31,
                                                               2005       2004
                                                             --------   --------
                          ASSETS
Current Assets
   Cash & Cash Equivalents................................   $    3.9   $    3.1
   Receivables, Net.......................................      116.0       93.4
   Inventories, Net.......................................      171.2      180.0
   Deferred Income Taxes..................................       17.5       17.5
   Prepaid Expenses and Other Current Assets..............        7.0        8.5
                                                             --------   --------
      Total Current Assets................................      315.6      302.5

   Property & Equipment, Net..............................      189.6      198.6
   Goodwill...............................................      651.1      658.0
   Other Intangibles, Net.................................      296.9      304.9
   Other Assets...........................................       56.3       58.2
                                                             --------   --------
   Total Assets...........................................   $1,509.5   $1,522.2
                                                             ========   ========
           LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Current Maturities, Long-Term Debt.....................   $    2.9   $    3.0
   Accounts Payable.......................................      138.7      135.2
   Accrued Liabilities....................................       62.0       68.2
   Due to Metaldyne.......................................        2.6        2.6
                                                             --------   --------
      Total Current Liabilities...........................      206.2      209.0
   Long-Term Debt.........................................      728.9      735.0
   Deferred Income Taxes..................................      133.1      133.5
   Other Long-Term Liabilities............................       33.6       35.2
   Due to Metaldyne.......................................        4.3        4.3
                                                             --------   --------
      Total Liabilities...................................    1,106.1    1,117.0
   Total Shareholders' Equity.............................      403.4      405.2
                                                             --------   --------
   Total Liabilities and Shareholders' Equity.............   $1,509.5   $1,522.2
                                                             ========   ========

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                        CONDENSED STATEMENT OF OPERATIONS

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(Unaudited - In millions, except share amounts)



                                                             FOR THE THREE MONTHS ENDED
                                                                      June 30,
                                                             --------------------------
                                                                    2005      2004
                                                                  -------   -------

Net sales.................................................        $ 294.6   $ 284.2
Cost of sales.............................................         (225.4)   (208.9)
                                                                  -------   -------
   Gross profit...........................................           69.2      75.3
Selling, general and administrative expenses..............          (41.4)    (44.4)
                                                                  -------   -------
   Operating profit.......................................           27.8      30.9
Other expense, net........................................          (21.5)    (16.7)
                                                                  -------   -------
Income before income taxes................................            6.3      14.2
Income tax expense........................................           (2.2)     (5.2)
                                                                  -------   -------
Net income................................................        $   4.1   $   9.0
                                                                  =======   =======
Basic earnings per share..................................        $  0.20   $  0.45
                                                                  =======   =======
Diluted earnings per share................................        $  0.20   $  0.44
                                                                  =======   =======
Weighted average common shares - basic....................           20.0      20.0
                                                                  =======   =======
Weighted average common shares - diluted..................           20.0      20.4
                                                                  =======   =======



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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                              CASH FLOW HIGHLIGHTS

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(Unaudited - $ in millions)

                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                                2005    2004
                                                               -----   ------
Cash provided by operating activities.......................   $14.2   $  7.5
                                                               -----   ------
   Capital expenditures.....................................    (9.4)   (26.9)
   Proceeds from sales of fixed assets......................     2.3      0.2
   Acquisition of businesses, net of cash acquired..........      --     (5.5)
                                                               -----   ------
Cash used for investing activities..........................    (7.1)   (32.2)
                                                               -----   ------
   Payments on senior credit facility, net..................    (1.4)    (1.4)
   Payments on notes payable and other......................    (4.9)    25.1
                                                               -----   ------
Cash provided by (used for) financing activites.............    (6.3)    23.7
                                                               -----   ------
Net increase (decrease) in cash and cash equivalents........   $ 0.8   $ (1.0)
                                                               =====   ======

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                                                                              22

                       RECONCILIATION OF NON-GAAP MEASURE
                               ADJUSTED EBITDA(1)

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(Unaudited - $ in millions)



                                                            Three Months Ended   Six Months Ended
                                                                 June 30,            June 30,
                                                            ------------------   ----------------
                                                               2005     2004      2005     2004
                                                              ------   ------    ------   ------

Net income ..............................................     $  4.1   $  9.0    $  6.5   $ 11.2
   Income tax expense ...................................        2.3      5.2       3.7      6.6
   Interest expense .....................................       18.7     16.3      37.0     32.6
   Depreciation and amortization ........................       10.5     10.3      21.0     20.5
                                                              ------   ------    ------   ------
Adjusted EBITDA .........................................       35.6     40.8      68.2     70.9
   Interest paid ........................................      (28.0)   (26.0)    (33.8)   (31.0)
   Taxes paid ...........................................       (2.2)    (4.5)     (5.8)    (6.5)
   Legacy stock award expense paid ......................         --       --        --     (5.4)
   (Gain) loss on dispositions of plant and equipment ...        0.4     (0.1)      0.1      0.2
   Payments to Metaldyne to fund contractual liabilities.       (0.3)    (2.6)     (0.3)    (4.6)
   Receivables sales and securitization, net ............       (2.1)    (8.6)     24.5     48.2
   Net change in working capital ........................       22.2    (13.2)    (38.7)   (64.3)
                                                              ------   ------    ------   ------
Cash flows provided by (used for) operating activities...     $ 25.6   $(14.2)   $ 14.2   $  7.5
                                                              ------   ------    ------   ------


(1) The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, impairment of goodwill, non-cash losses on sale-leaseback of property and equipment and legacy stock award expense. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted
EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However,
Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of
Adjusted EBITDA used here may differ from that used by other companies.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

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                            KEY COVENANT CALCULATIONS

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($ in millions)

Leverage Ratio:

Total Indebtedness at June 30, 2005 (1)...............................   $783.9
LTM EBITDA, as defined (2)............................................   $145.1
   Leverage Ratio - Actual............................................     5.40x
   Leverage Ratio - Covenant..........................................     5.50x

Coverage Ratio:

LTM EBITDA, as defined (2)............................................   $145.1
Cash Interest Expense (2).............................................   $ 69.2
   Coverage Ratio - Actual............................................     2.10x
   Coverage Ratio - Covenant..........................................      2.0x

Notes:

     (1)  As defined in our Credit Agreement, as amended and restated June 6,
          2003 and further amended December 17, 2003 and December 21, 2004.

     (2)  LTM EBITDA and Cash Interest Expense, as defined.

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                      Innovation o Industry o Growth   [TRIMAS CORPORATION LOGO]

                                                                              24

                    LTM EBITDA AS DEFINED IN CREDIT AGREEMENT

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($ in millions)

Reported net loss for the twelve months ended June 30, 2005...........   $ (6.8)
   Interest expense, net (as defined).................................     72.0
   Income tax expense (benefit).......................................     (7.2)
   Depreciation and amortization......................................     45.0
   Extraordinary non-cash charges - impairment of assets..............     10.7
   Heartland monitoring fee...........................................      4.2
   Interest equivalent costs..........................................      2.7
   Non-recurring expenses in connection with acquisition
      integration.....................................................      4.4
   Other non-cash expenses or losses..................................     15.1
   Non-recurring expenses or costs for cost savings projects..........      5.0
                                                                         ------
Bank EBITDA - LTM Ended June 30, 2005.................................   $145.1

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                                                       [TRIMAS CORPORATION LOGO]

                         Innovation o Industry o Growth

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